EXHIBIT 10(k)
                            SPLIT DOLLAR AGREEMENT



       Agreement made the 31st day of January, 1992, by and between Jacobson Stores Inc. (the "Corporation") and Paul W. Gilbert (the "Employee").

       WHEREAS, the Employee wishes to establish a life insurance program for the benefit and protection of his family under Policy No. 8-777-471 issued by Massachusetts Mutual Life Insurance Company (the "Policy"); and

       WHEREAS, the Corporation wishes to help the Employee provide such insurance for the benefit and protection of his family by the payment of premiums due on the Policy in accordance with the provisions of this Agreement; and

       WHEREAS, the Employee or his transferee will be the owner of the Policy and the Policy will be collaterally assigned to the Corporation for the sole purpose of providing security for the repayment of the amounts which the Corporation will contribute toward payment of premiums due on the Policy; and

       WHEREAS, it is the desire of the parties to define the limited extent of the Corporation's security interest in the Policy;

       NOW, THEREFORE, in consideration of the mutual promises contained herein, it is agreed between the parties to this Agreement as follows:

                                   Article 1

       Ownership of Insurance. The Policy is the exclusive property of the Employee or his transferee (the "Policy Owner"), who may exercise all rights of ownership with respect thereto subject only to the security interest of the Corporation as expressed in this Agreement and the Collateral Assignment of the Policy to the Corporation.



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                                   Article 2

       Payment of Premiums on Policy. The Corporation shall be responsible for the remittance of the entire amount of each annual premium due to Massachusetts Mutual Life Insurance Company on or before the date each annual premium is due or within the grace period allowed by the Policy for the payment of premiums and, if requested, shall give proof of the timely payment of each annual premium to the Policy Owner.

                                   Article 3

        Assignment of Policy. The Policy Owner shall collaterally assign the Policy to the Corporation pursuant to the terms of this Agreement as security for the amounts paid by the Corporation toward the premiums on the Policy provided for in Article 2 of this Agreement. The Corporation's security interest in the Policy shall apply to any proceeds payable to the Policy Owner should the Policy Owner surrender the Policy pursuant to Article 4A of this Agreement or as a result of the termination of this Agreement as provided for in Article 6 of this Agreement. In such event the Policy Owner shall pay the Corporation an amount equal to the Corporation's security interest in the Policy.

                                   Article 4

       Rights of Policy Owner. The Policy Owner retains all rights in the Policy not specifically assigned to the Corporation including, but not limited to, the following rights:

       A.   The right to surrender the Policy and receive the surrender value.

       B.   The right to borrow the entire loan value of the Policy.

       C.   The right to change the beneficiary or beneficiaries of the Policy.

       D.   The right to select or change dividend options.

       E. The right to select optional methods of settlement with regard to the death benefit provided for in Article 5B.

       F.   All other rights contained in the Policy.



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                                   Article 5

       Death Claims. In the event of the death of the insured while the Policy and this Agreement are in force, the proceeds of the Policy shall be paid by Massachusetts Mutual Life Insurance Company as follows:

       A. The Corporation shall be entitled to an amount equal to the aggregate amounts paid by the Corporation toward the premiums on the Policy pursuant to Article 2 of this Agreement. Receipt of this amount by the Corporation will constitute satisfaction of the Policy Owner's obligations under this Agreement.

       B. The beneficiary or beneficiaries named by the Policy Owner shall be entitled to receive the amount of the death benefit provided under the Policy in excess of the amount payable to the Corporation under Article 5A. This amount will be paid under the settlement option elected by the Policy Owner.

                                   Article 6

       Termination of this Agreement. This Agreement shall terminate when any of the following events occur:

       A.   Cessation of the Corporation's business;

       B. Thirty (30) days written notice given by either party to the other;

       C. Termination of the employment of the Employee with the Corporation for any reason other than Employee's death or termination of the Corporation's obligation to pay continuing compensation pursuant to any employment agreement with the Employee, whichever is later;

       D.   Bankruptcy, receivership or dissolution of the Corporation;

       E. Surrender of the Policy by the Policy Owner pursuant to Article 4A of this Agreement;




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       F.   Full repayment by the Policy Owner of the contributions made by the Corporation under Article 2 of this Agreement toward payment of the premiums due on the insurance policy, provided that on receipt of the repayment the Corporation releases the Collateral Assignment of the Policy made by the Policy Owner pursuant to
            Article 3 of this Agreement.

                                   Article 7

       Disposition of Policy on Termination of Agreement. If this Agreement is terminated pursuant to Article 6 of this Agreement, the Policy Owner will have thirty (30) days from the effective date of such termination in which to repay to the Corporation without interest its security interest in the Policy as defined in Article 3 of this Agreement plus any premiums paid by the Corporation pursuant to Article 2 of the Agreement beyond the effective date of the termination of this Agreement. Upon receipt of this amount, the Corporation will release the Collateral Assignment of the Policy. If the amount which the Corporation has contributed is not repaid within this thirty day period, the Corporation may enforce any rights which it has under the Collateral Assignment of the Policy. As an alternative to surrendering the Policy, the Policy Owner shall have the right to transfer the ownership of the Policy to the Corporation.

                                   Article 8

       Insurance Company Not a Party. Any payments made or action taken by Massachusetts Mutual Life Insurance Company in accordance with the provisions of the Policy and the Collateral Assignment of the Policy shall fully discharge it from all claims, suits and demands of all persons whatsoever.

                                   Article 9

       Amendment of Agreement. This Agreement shall not be modified or amended except by a writing signed by the Corporation and the Policy Owner. This Agreement shall be binding on the heirs, administrators or executors and the successors and assigns of each party to this Agreement.


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                                  Article 10

       State Law. This Agreement shall be subject to and shall be construed under the laws of the State of Michigan.

       IN WITNESS WHEREOF, the parties have executed this Agreement at Jackson, Michigan, the day and year first written above.




Signed in the presence of:                   JACOBSON STORES INC.



  /s/  Susan J. Clingerman                   BY:   /s/  Mark K. Rosenfeld
- --------------------------                       ---------------------------
Witness                                          The "Corporation" President



  /s/  Susan J. Clingerman                        /s/  Paul W. Gilbert
- --------------------------                       ---------------------------
Witness                                          The "Employee"




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                          COLLATERAL ASSIGNMENT FORM



For value received, I hereby assign unto

                              JACOBSON STORES INC.
                              3333 Sargent Road
                              Jackson, Michigan  49201

the policy of Insurance known as No. 8-777-471 issued by Massachusetts Mutual Life Insurance Company on the life of Paul W. Gilbert as collateral security to the extent of the aggregate premiums paid on the Policy by the Assignee.

Except as specifically herein granted to the Assignee, the Owner shall retain all incidents of ownership in the policy.

Dated, January 31, 1992




                                               /s/  Paul W. Gilbert
                                               --------------------
                                               Paul W. Gilbert


MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY has retained the duplicate of this assignment. The company assumes no responsibility for the validity of the assignment.






Springfield, Massachusetts, ______________, 1992